      As filed with the Securities and Exchange Commission on May 23, 2000

                                                      Registration No. 333-37440
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                 POST EFFECTIVE
                                AMENDMENT NO. 1
                                       to

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                               HEALTHSTREAM, INC.
             (Exact name of Registrant as Specified in its Charter)

             TENNESSEE                                  62-1443555
   ----------------------------            ------------------------------------
   (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
 of Incorporation or Organization)

                        209 10TH AVENUE SOUTH, SUITE 450
                           NASHVILLE, TENNESSEE 37203
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

               HEALTHSTREAM, INC. 1994 EMPLOYEE STOCK OPTION PLAN
                  HEALTHSTREAM, INC. 2000 STOCK INCENTIVE PLAN
                 HEALTHSTREAM, INC. EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plans)

                              ROBERT H. LAIRD, JR.
                        209 10TH AVENUE SOUTH, SUITE 450
                           NASHVILLE, TENNESSEE 37203
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (615) 301-3114
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE REGISTERED           AMOUNT TO BE   OFFERING PRICE PER    AGGREGATE OFFERING      AMOUNT OF
                                                REGISTERED(1)        SHARE                 PRICE          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
1994 EMPLOYEE STOCK OPTION PLAN
Common Stock, no par value                    3,887,267 shares     $ 4.68(2)           $ 18,184,489           $ 4,801
Common Stock, no par value                        2,284 shares     $ 7.00(3)           $     15,988           $     5
---------------------------------------------------------------------------------------------------------------------------
2000 STOCK INCENTIVE PLAN
Common Stock, no par value                       60,000 shares     $ 9.00(2)           $    540,000           $   143
Common Stock, no par value                    4,940,000 shares     $ 7.00(3)           $ 34,580,000           $ 9,130
---------------------------------------------------------------------------------------------------------------------------
EMPLOYEE STOCK PURCHASE PLAN
Common Stock, no par value                            0 shares     $    0(2)           $          0           $     0
Common Stock, no par value                    1,000,000 shares     $ 7.00(3)           $  7,000,000           $ 1,848
---------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under either of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) The offering price is estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h) under the Securities Act. The computation is based on the weighted average per share exercise price (rounded to the nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) The offering price is estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h) under the Securities Act. The computation with respect to unissued options is based on the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq National Market on May 17, 2000.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 23rd day of May, 2000.

                                    HealthStream, Inc.



                                    By: /s/ Robert A. Frist, Jr.
                                        ----------------------------------------
                                        Robert A. Frist Jr.
                                        Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                               Title                         Date
            ---------                               -----                         ----

/s/ Robert A. Frist, Jr.                Chief Executive Officer and             May 23, 2000
------------------------------------    Chairman (Principal Executive
Robert A. Frist Jr.                     Officer)


            *                           President and Director                  May 23, 2000
------------------------------------
Jeffrey L. McLaren

            *                           Chief Financial Officer and             May 23, 2000
------------------------------------    Senior Vice President (Principal
Arthur E. Newman                        Financial and Accounting Officer)


            *                           Director                                May 23, 2000
------------------------------------
Charles N. Martin, Jr.


            *                           Director                                May 23, 2000
------------------------------------
Thompson S. Dent


            *                           Director                                May 23, 2000
------------------------------------
M. Fazle Husain


            *                           Director                                May 23, 2000
------------------------------------
John H. Dayani, Sr., Ph.D


                                        Director
------------------------------------
James F. Daniell, M.D.


            *                           Director                                May 23, 2000
------------------------------------
William Stead, M.D.


By: /s/ Robert A. Frist, Jr.
    --------------------------------
    Robert A. Frist, Jr.
    Attorney-in-Fact

                                  EXHIBIT INDEX

   Exhibit Number                     Description
   --------------                     -----------

         4.1 Form of certificate representing the common stock, no par value per share of HealthStream, Inc. - Incorporated by reference to Registration Statement on Form S-1 (File No. 333-88939).

         4.2 Article 7 of the Fourth Amended and Restated Charter - Incorporated by reference to Registration Statement on Form S-1 (File No. 333-88939).

         4.3 Article II of the Amended and Restated Bylaws - Incorporated by reference to Registration Statement on Form S-1 (File No. 333-88939).

         4.4 Amended and Restated Investors' Rights Agreement, dated March 14, 2000, between HealthStream, Inc. and some of its shareholders - Incorporated by reference to Registration Statement on Form S-1 (File No. 333-88939).

         5.1      Opinion of Bass, Berry & Sims PLC

         23.1 Consent of Ernst & Young LLP. Incorporated by reference to Registration Statement on Form S-8 (File No. 333-37440)

         23.2 Consent of Bass, Berry & Sims PLC (included in opinion filed as Exhibit 5.1)

         24.1     Power of Attorney (included on Page II-5)






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